UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
 ___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
 June 13, 2012 (June 8, 2012)
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HUGHES Telematics, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 1800 Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (404) 573-5800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements.
On June 8, 2012, HUGHES Telematics, Inc. (the "Company") and Mercedes-Benz USA, LLC (“MBUSA”) entered into an Amended and Restated Telematics Services Agreement (the "Amended and Restated Agreement”), which supersedes the Telematics Services Agreement, dated as of October 31, 2007, between the parties (the “Original Agreement”). Pursuant to the Amended and Restated Agreement, the Company continues to be the exclusive telematics service provider for new Mercedes-Benz vehicles sold or leased in the Unites States since November 16, 2009, as well as the preferred provider of telematics services for all Mercedes-Benz vehicles sold or leased prior to November 16, 2009. The terms of the Original Agreement remain materially unchanged, except that, pursuant to the Amended and Restated Agreement, the parties agreed to:

•	expand the services available to owners and lessees of new Mercedes-Benz vehicles to incorporate the additional features included with the mbrace2 service offering;

•
adjust certain financial arrangements to align the parties' interests and allow for MBUSA to equip most model year 2013 and later Mercedes-Benz vehicles produced for sale in the United States market with a factory-installed hardware device that enables the Company to provide the mbrace or mbrace2 service offering;

•
provide that a third party, rather than the Company, will manufacture and sell MBUSA or its affiliates the factory-installed hardware device that enables the Company to provide the mbrace or mbrace2 service offering;

•	set forth a definitive payment schedule for certain amounts owed by the Company to MBUSA pursuant to the Original Agreement; and

•	extend the scheduled expiration of the contractual relationship between the parties to December 16, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2012	HUGHES TELEMATICS, INC.

	By:	/s/ CRAIG KAUFMANN
	Name:	Craig Kaufmann
	Title:	Senior Vice President Finance and Treasurer